Exhibit 5.1

OPINION OF

WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION

[WILSON SONSINI GOODRICH & ROSATI,

PROFESSIONAL CORPORATION LETTERHEAD]

June 22, 2007

Wind River Systems, Inc.

500 Wind River Way

Alameda, California 94501

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 filed by Wind River Systems, Inc., a Delaware corporation (the “Registrant” or “you”), with the Securities and Exchange Commission on or about June 22, 2007 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 6,400,000 shares of your Common Stock, $0.001 par value, reserved for issuance under the 2005 Equity Incentive Plan (the “2005 Plan”), 3,300,000 shares of your Common Stock, $0.001 par value, reserved for issuance under the Employee Stock Purchase Plan (the “ESPP”), and 425,000 shares of Common Stock, $0.001 par value, issuable under the Nonstatutory Stock Option Agreement (the “Stock Option Agreement”) (collectively, the “Shares”). As your legal counsel, we have examined the proceedings taken and proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the 2005 Plan, the ESPP and the Stock Option Agreement (collectively, the “Plans”).

It is our opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements that accompany each grant under the Plans, the Shares will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ WILSON SONSINI GOODRICH & ROSATI